COMMERCIAL INSTALLMENT CONTRACT

                                                    ACCOUNT NUMBER
Buyer (Print or Type)                               Co-Buyer
Name
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Street Address                                      Street Address

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City & State

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Seller (Dealer)                                     Contract Date
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Name & Address     Quantity     Make      Model Number   Serial Number    AMOUNT

         SEE ATTACHED              INVOICE# 206493            DATED  03/20/96
(Attach schedule if additional space is required.)
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
Rate of Charge:  The Annual Percentage Rate stated                ITEMIZATION OF AMOUNT FINANCED
in this Security Agreement.                           CASH PRICE  __________   $______________________
     The  Buyer   agrees  to  purchase  the  above    CASH DOWN PAYMENT______  $  ____________________
described  goods and  services,  hereafter  called    TRADE-IN  _____________  $ _____________________
"property" for the Total Sale Price.                                 (Describe)
     Buyer  promises  to pay  Seller  the total of    TOTAL DOWN PAYMENT_______   $__________________
payments in consecutive monthly payments according    UNPAID BALANCE OF CASH PRICE (A $________________
to the payment schedule shown opposite.               MINUS B)
     A security  interest  in the  property  shall    OTHER CHARGES:
remain  in the  Seller or his  assignee  under the    TO PUBLIC OFFICIALS _________________________
Uniform   Commercial   Code  until  this  Security    TOTAL OTHER CHARGES _______  $__________________
Agreement   is  fully   performed.   Buyer  hereby    AMOUNT FINANCED (C+D) ______ $__________________
acknowledges   delivery  and   possession  of  the
property.   The  property  shall  remain  personal                    DISCLOSURE STATEMENT
property  and shall not become  real  property  no    AMOUNT FINANCED (The amount of credit]
matter how affixed thereto                              provided to you or on your behalf) $_________
     Buyer also  promises  to pay to the Seller or    FINANCE CHARGE  (The dollar amount the
other   holder  of  this   Security   Agreement  a      credit will cost you)     $__________________
delinquency and collection  charge on each payment    TOTAL OF PAYMENTS  (The amount you
of this Security Agreement in default more than 10      will have paid after you have made all
days in an amount equal to 8% of each such payment      payments as scheduled)    $__________________
or $6.00, whichever is greater, if allowed by law,    TOTAL SALE PRICE  (The total cost of your
otherwise at the highest amount allowed by law.         purchase on credit, including your
     If the indebtedness is accelerated or prepaid      down payment of $__________________)
in full, the Buyer will be allowed a rebate of the      $__________________
unearned  portion  of the  finance  charge for the    ANNUAL PERCENTAGE RATE  (The
months prepaid  computed by the "Rule of 78's." No      cost of your credit as a yearly rate) _______%
refund of less than $1.00 will be made.
     Subsequent  purchases  may,  at the  Seller's    Your payment schedule will be:
option,  be included in and consolidated  with one
or more previous contracts. The Seller shall apply    Number of   Amount of      When Payments Are Due
the  entire  amount  made  before  the  subsequent    Payments    Payments
purchases  to the  previous  purchases,  and shall    ---------   ---------      ---------------------
allocate each payment on the consolidated contract                               Monthly
to all of the various  purchases in the same ratio                               Starting
as the  original  cash  sale  prices  of  all  the    -------------------------------------------------
various purchases bear to the total of all.
     The  Buyer and Seller agree to the "Statement    -------------------------------------------------
of Additional  Covenants" set forth on the reverse    Security:  You are giving a security  interest  in
side  hereof,  which the  undersigned  each  agree    the goods or property being purchased.
shall   constitute   a  part  of   this   Security
Agreement.                                            Late  Charge:  If a  payment  is more than 10 days
     The  property is not being  acquired by Buyer    late,  you will be charged  5% of each  payment in
for personal, family or household use, and will be    default or $6.00, whichever is greater.
used primarily for
                                                      Prepayment:  If you pay  off  early,  you  will be
( ) Agricultural ( ) Business or commercial purposes. entitled  to a  refund  of  part  of  the  finance
---------------------------------------------------   charge.
Delivery Receipt.
     The  goods  were   delivered  to  the  Buyer,    See opposite  and on reverse  side for  additional
properly     installed    if     required,     and    information  about   non-payment,   default,   any
unconditionally  accepted by the Buyer on the date    required  payment  in full  before  the  scheduled
of this Contract.                                     date, and prepayment refunds.
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  NOTICE TO THE BUYER:                                SELLER
1. Do not sign this  Agreement  before you read it    ------------------------------------------
or if it contains any blank spaces. This Agreement
consists of two pages.
2.  You  are  entitled  to an  exact  copy  of the
Agreement you sign.
3.  Under  the  law,  you have  the  right,  among
others,  to pay in advance the full amount due and
to  obtain  under  certain  conditions  a  partial
refund of the finance charge.

The Buyer acknowledges receipt of an exact copy of this Contract

         COMMERCIAL INSTALLMENT CONTRACT
BUYER ____________________________________________
BUYER ____________________________________________

     I  hereby  guarantee the payment of the above
described amount upon failure of Buyer to pay said
amount to Seller named herein.
--------------------------------------------------

GUARANTOR ________________________________________
By________________________________________________

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

                               CONTINUING GUARANTY


     For Valuable Consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, for themselves, their heirs, executors, personal representatives, successors and assigns (individually called "Guarantor" and collectively called "Guarantors") jointly and severally and in solido, hereby unconditionally guarantee to Associates Capital Services Corporation, ---------------------- its successors, endorsees and assigns, (collectively called "Associates") that Multi-Link Communications, Inc. (the "Company), whose address is 811 Lincoln Street, Denver, Colorado 80203,
                         (Part to be Guaranteed) Debtor

shall promptly and fully perform, pay and discharge all of its present and future liabilities, obligations and indebtedness to Associates, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, matured or unmatured, and whether originally contracted with or otherwise acquired by Associates (all of which liabilities, obligations and indebtedness are herein individually and collectively called the "Indebtedness"). This
Guaranty is an absolute and unconditional guarantee of payment and not of collectibility. The liability of each Guarantor hereunder is not conditional or contingent upon the genuineness, validity, sufficiency or enforceability of the indebtedness or any instruments, agreements or chattel paper related thereto (collectively called "Agreements") or any security or collateral therefor
(collectively called "Security") or the pursuit by Associates of any rights or remedies which it now has or may hereafter have. If the Company fails to pay the indebtedness promptly as the same becomes due, or otherwise fails to perform any obligation under any of the Agreements, each Guarantor agrees to pay on demand the entire indebtedness and all losses, costs, attorney's fees and expenses which may be suffered by Associates by reason of the Company's default or the default of any Guarantor hereunder, and agrees to be bound by and to pay on demand any deficiency established by the sale of any of the Agreements or Security, all without relief from valuation and appraisement laws and without requiring Associates to (i) proceed against the Company by suit or otherwise,
(ii) foreclose, proceed against, liquidate or exhaust any of the Agreements or Security, or (iii) exercise, pursue or enforce any right or remedy Associates may have against the Company, any co-Guarantor (whether hereunder or under a separate instrument) or any other party. Each Guarantor agrees that: this Guaranty shall not be discharged or affected by any circumstances which constitute a legal or equitable discharge of a Guarantor or surety, or by the death of any Guarantor; the records of Associates shall be received as conclusive evidence of the amount of the indebtedness at any time owing; one or more successive or concurrent suits may be brought and maintained against any or all of the Guarantors, at the option of Associates, with or without joinder of the Company or any of the other Guarantors as parties thereto; such Guarantor will not avail itself of any defense whatsoever which the Company may have against Associates, other than full payment of the indebtedness; and such Guarantor will not seek a change of venue from any jurisdiction or court in which any action, proceeding or litigation is commenced.

     EACH GUARANTOR HEREBY WAIVES NOTICE OF ANY ADVERSE CHANGE IN THE COMPANY'S CONDITION OR OF ANY OTHER FACT WHICH MIGHT MATERIALLY INCREASE SUCH GUARANTOR'S RISK, WHETHER OR NOT ASSOCIATES HAS KNOWLEDGE OF THE SAME. EACH GUARANTOR ALSO HEREBY WAIVES ANY CLAIM, RIGHT OR REMEDY WHICH SUCH GUARANTOR MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST THE COMPANY THAT ARISES HEREUNDER AND/OR FROM THE PERFORMANCE BY ANY GUARANTOR HEREUNDER INCLUDING, WITHOUT LIMITAITON, ANY CLAIM, REMEDY OR RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR PARTICIPATION IN ANY CLAIM, RIGHT OR REMEDY OF ASSOCIATES AGAINST THE COMPANY OR ANY SECURITY WHICH ASSOCIATES NOW HAS OR HEREAFTER ACQUIRES; WHETHER OR NOT SUCH CLAIM, RIGHT OR REMEDY ARISES IN EQUITY, UNDER CONTRACT, BY STATUTE, UNDER COMMON LAW OR OTHERWISE.

     No termination hereof shall be effective until the Guarantors deliver to Associates a written notice signed by them electing not to guarantee any new extension of credit that may be granted by Associates to the Company after its receipt of such notice, but such notice shall not affect the obligation of the guarantors hereunder as to any and all indebtedness existing at the time such notice is received. Each Guarantor hereby waives (i) notice of acceptance hereof and notice of extensions of credit given by Associates to the Company from time to time; (ii) presentment, demand, protest, and notice of non-payment or protest as to any note or other evidence of indebtedness signed, accepted, endorsed or assigned to Associates by the Company; (iii) all exemptions and homestead laws:
(iv) any other demands and notices required by law; and (v) any right to trial by jury. Associates may at any time and from time to time, without notice to or the consent of any Guarantor, and without affecting or impairing the obligation of any Guarantor hereunder; (a) renew, extend or refinance any part or all of the indebtedness of the Company or any indebtedness of its customers, or of any co-Guarantor (whether hereunder or under a separate instrument) or any other party; (b) accept partial payments of the indebtedness and apply such payments to any part of the indebtedness; (c) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate, in any manner, any of the indebtedness, any Security, or any indebtedness of any co-Guarantor (whether hereunder or under a separate instrument) or any other party; (d) consent to the transfer of any Security; (e) bid and purchase at any sale of any of the Agreements or Security; and (f) exercise any and all rights and remedies available to Associates by law or agreement even if the exercise thereof may affect, modify or eliminate any rights or remedies which a Guarantor may have against the Company. Each Guarantor shall continue to be liable under this Guaranty, the provisions hereof shall remain in full force and effect, and Associates shall not be stopped from exercising any rights hereunder, notwithstanding (i) Associates waiver of or failure to enforce any of the terms, covenants or conditions contained in any of the Agreements; (ii) any release of or failure on the part of Associates to perfect any security interest in or foreclose, proceed against, or exhaust, any Security; or (iii) Associates failure to take new, additional or substitute security or collateral for the indebtedness.

     Each Guarantor agrees that Associates may bring any legal proceedings it deems necessary to enforce any or all of such Guarantor's obligations hereunder in any court in the State in which Associates' office administering the indebtedness is located; and service of process may be made upon such Guarantor by mailing a copy of the summons to such Guarantor at its address last known to Associates. All rights and remedies of Associates are cumulative and not alternative. Each provision of this Guaranty is intended to be severable. Any term or provision hereof declared to be contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining terms and provisions hereof.

     IN WITNESS WHEREOF, the Guarantors have executed this Guaranty on

Witness                            Guarantor

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                                   (name   of   individual,    corporation   or
                                    partnership)

Witness                            By

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                                     (If  corporate   guarantor,   authorized
                                     officer  must  sign and  show  corporate
                                     title.  If  partnership   guarantor,   a
                                     general   partner  must  sign  and  show
                                     "Partner"   after  name.  If  individual
                                     guarantor,   show   "Individual"   after
                                     name.)

                                     Address
                                     -------------------------------------------

Witness                              Guarantor

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                                                                          (L.S.)
Witness                            By

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                                     (If  corporate   guarantor,   authorized
                                     officer  must  sign and  show  corporate
                                     title.  If  partnership   guarantor,   a
                                     general   partner  must  sign  and  show
                                     "Partner"   after  name.  If  individual
                                     guarantor,   show   "Individual"   after
                                     name.)

                                     Address
                                     -------------------------------------------

Note: Insert exact company names where appropriate, individual guarantors must sign guaranty without titles. Sign simply "John Smith, Individually," not "John Smith, President.